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                                                            Exhibit 10.20

                         EMPLOYEE MANAGEMENT AGREEMENT


         EMPLOYEE MANAGEMENT AGREEMENT, dated as of ________ 1997, (this "Agreement"), among Avis Rent A Car System, Inc., a Delaware Corporation ("ARACS") and HFS Incorporated, a Delaware corporation ("HFS").

         WHEREAS, HFS and ARACS have entered into a Reservation Services Agreement dated as of the date hereof (the "Services Agreement") pursuant to which HFS will provide certain services (as described in the Services Agreement) to ARACS, on the terms and subject to the conditions set forth in the Services Agreement;

         WHEREAS, HFS and ARACS share certain computer and reservation facilities in Tulsa, Oklahoma and Virginia Beach, Virginia (the "Facilities") pursuant to certain lease arrangements;

         WHEREAS, HFS and ARACS have determined that it would be in their best interest and in the interest of the employees at such facilities to provide the flexibility for such employees to provide services to HFS; and

         WHEREAS, HFS and ARACS have determined the positions of the employees that will be under the management of, and provide services to HFS pursuant to the terms of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

              Section 1. General. Schedule A hereto identifies the positions of those employees at the Facilities who, in accordance with the provisions of this Agreement, shall be managed by, and under the direction of, HFS (the "HFS Managed Employees").

              Section 2. Management Period.

                   (a) Employee Management. During the period commencing on the date hereof and ending on a day which is three (3) months after the date on which HFS gives ARACS notice of its intent to terminate this Agreement (the "Management Period"), each HFS Managed Employee shall, unless otherwise directed by HFS, remain an employee of ARACS. During the Management Period, or until such earlier time as any such HFS Managed Employee ceases to be an employee of ARACS, such HFS Managed Employee shall be managed by, and under the direction of, HFS.

                   (b) Treatment of HFS Managed Employee Expenses. ARACS shall, within 15 days following the end of each month that ends within the Management Period, furnish to HFS a written summary of all compensation, benefit and other costs and expenses incurred by ARACS in connection with its retention of the HFS Managed

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Employees as employees during such month (or portion thereof) (including the costs of providing severance, if any, and continuation coverage under Section 4980B of the Internal Revenue Code of 1986, as amended, with respect to any HFS Managed Employee who becomes eligible therefor during the Management Period). ARACS, at HFS's request, will make available all documentation reasonably requested by HFS to substantiate the amount of such charges. The parties agree that the aggregate of such costs and expenses incurred by ARACS for services performed on behalf of ARACS or pursuant to the Services Agreement by the HFS Managed Employees shall be considered part of the cost of receiving the services pursuant to the Services Agreement and that no amount shall be required to be reimbursed to ARACS by HFS in respect of any such costs and expenses incurred in respect of the HFS Managed Employee during the Management Period.

              Section 3. Hiring Option. HFS shall have the right to hire the Managed Employee(s) upon (i) three (3) months notice to ARACS or (ii) termination of Services Agreement. If HFS hires any HFS Managed Employee pursuant to the foregoing sentence, ARACS shall not be permitted to solicit for employment or employ any HFS Managed Employee for a period of one (1) year thereafter.

              Section 4. Indemnity. HFS agrees to indemnify ARACS against, and agrees to hold it harmless from, any and all claims, losses, damages, costs and expenses (including, without limitation, reasonable attorney's fees) and other liabilities and obligations incurred or suffered as a result of any claim by a HFS Managed Employee that arises under federal, state or local statute(s) (including, without limitation, Title VII of the Civil Rights Act, as amended, the Age Discrimination in Employment Act, as amended, the Equal Pay Act, as amended, the Americans With Disabilities Act, as amended, and all other statutes regarding the terms and conditions of employment), regulation(s) or ordinance(s), under the common law or equity (including any claims for wrongful discharge or otherwise), or under any policy, agreement, understanding or promise, written or oral, formal or informal, between HFS and the HFS Managed Employees, relating in any manner whatsoever to actions, events or omissions that occurred relating to the selection of the HFS Managed Employees by HFS or the services performed by the HFS Managed Employees for HFS.

         ARACS agrees to indemnify HFS against, and agrees to hold it harmless from, any and all claims, losses, damages, costs and expenses (including, without limitation, reasonable attorney's fees) and other liabilities and obligations incurred or suffered as a result of any claim by a HFS Managed Employee that is based on acts or omissions of ARACS and arises under federal, state, or local statute(s) (including, without limitation, Title VII of the Civil Rights Act, as amended, the Age Discrimination in Employment Act, as amended, the Equal Pay Act, as amended, the Americans with Disabilities Act, as amended, and all other statutes regarding the

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terms and conditions of employment), regulation(s) or ordinance(s), under the common law or equity (including any claims for wrongful discharge or otherwise), or under any policy, agreement, understanding or promise, written or oral, formal or informal, between ARACS and the HFS Managed Employees, relating in any manner whatsoever to actions, events or omissions that occurred relating to the acts or omissions of ARACS in connection with the selection of the HFS Managed Employees by HFS or the acts or omissions of ARACS in conection with the services performed by the HFS Managed Employees for HFS.

              Section 5. Assignment. None of the parties hereto shall assign or transfer or permit the assignment or transfer of this Agreement without the prior written consent of the other, which consent shall not be unreasonably withheld, except that HFS may assign its rights and delegate its duties to the entity formed in the proposed merger of HFS and CUC International Inc. or an entity controlled by such entity.

              Section 6. Amendments and Waivers. This Agreement may not be amended, and none of its provisions may be modified, except expressly by an instrument signed by the parties hereto. No failure or delay of a party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontiuance of steps to enforce such a right or power, preclude any other or further exercise thereof. No failure or delay of a party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No waiver by a party or any departure therefrom shall in any event be effective unless the same shall be in writing and signed by such party, and then such waive or consent shall be effective only in the specific instance and for the purpose for which given.

              Section 7. Entire Agreement. Except for applicable provisions the Services Agreement, this Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior negotiations, commitments, agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

              Section 8. Governing Law. This Agreement shall be governed by and construed in accordance wih the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts law) as to all matters, including, without limitation, matters of validity, construction, effect, performance and remedies.

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              Section 9. Notices. All written notices required under this
Agreement shall be given in writing and shall be deemed to have been give upon
(i) transmitter's confirmation of a receipt of a facsimile transmission, (ii) confirmed delivery by a standard overnight carrier or when delivery by hand or
(iii) the expiration of five business days afer the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

              (A)  if to ARACS, to:

                   Avis Rent A Car System, Inc.
                   900 Old County Road
                   Garden City, New York

                   Attn:  General Counsel


              (B)  if to HFS, to:

                   HFS Incorporated
                   6 Sylvan Way
                   Parsippany, NJ  07030

                   Attn:  Senior Vice President and Corporate Counsel

              Section 10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute one and the same instrument.

              Section 11. Interpretation. The descriptive headings herein are inserted for convenience or reference only and are not intended to be part of or to affect the meaning or interpretion of this Agreement.

              Section 12. Legal Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to which jurisdiction, be ineffective to the extent of such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

              Section 13. Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of a breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (i) will waive, in

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any action for specific performance, the defense of adequacy of a remedy at law and (ii) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in any state or federal court sitting in New York, New York.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.


                                            AVIS RENT A CAR SYSTEM, INC.


                                            By
                                               -----------------------------
                                               Name:
                                               Title:



                                            HFS INCORPORATED


                                            By
                                               -----------------------------
                                               Name:
                                               Title:

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                                   SCHEDULE A
                                [TO BE REVISED]


Tulsa Location
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Employees performing the following functions:

  (i)  Reservations
 (ii)  Global Distribution Systems Operations personnel
(iii)  Internet Operations personnel
 (iv)  Training staff
  (v)  Human Resources


Virginia Beach Location
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Employees performing the following functions:

  (i)  Reservations

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